UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2020

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557	-
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7405 Tecumseh Road East Suite 300

Windsor, Ontario

Canada

N8T 1G2

(Address of principal executive offices, including zip code)

(519) 419-4958

(Registrant’s telephone number, including area code)

Not applicable.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

☑

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02 Termination of a Material Definitive Agreement.

On July 31, 2018, CEN Biotech, Inc. (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with AstralENERGY Solar Manufacturing Corporation, LTD (“AstralENERGY”), a corporation incorporated under the laws of Canada pursuant to which the Company agreed to acquire 70% of the outstanding common stock in the capital of AstralENERGY.

On May 19, 2020, the Company and AstralENERGY entered into a Termination and Release Agreement (the “Termination Agreement”) to terminate the Share Purchase Agreement effective as of May 19, 2020. No compensation was paid by either party pursuant to the Termination Agreement and each party agreed that as of the date of entry into the Termination Agreement, that neither party shall have any rights or obligations with respect to the Share Purchase Agreement.

The above description of the Termination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Share Purchase Agreement, Richard Boswell, the Company’s Senior Executive Vice President and a member of its Board of Directors, was appointed as the Interim Chief Executive Officer of AstralENERGY and as a member of its board of directors on August 1, 2018. Mr. Boswell has not received receive any compensation from AstralENERGY in connection with the foregoing services. Mr. Boswell expects to continue to serve in his positions with AstralENERGY for the foreseeable future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Termination and Release Agreement dated May 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CEN Biotech, Inc.

Date: May 19, 2020	By:	/s/ Bahige Chaaban
Bahige Chaaban
Interim Chief Executive Officer (principal executive officer)